As filed with the Securities and Exchange Commission on March 31, 2006

Registration No. 333-131252

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3/A

Amendment No. 2

TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LONG BEACH SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	33-0917586
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 South Douglass Road, Suite 100

Anaheim, California 92806

(714) 939-5200

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

;

David H. Zielke, Esq.

Washington Mutual Legal Department

1201 Third Avenue, WMT 1706

Seattle, Washington 98101

(206) 377-6022

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael Gamsky, Esq.

Heller Ehrman LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

Approximate date of commencement of proposed sales to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (3)
Mortgage Pass-Through Certificates, Mortgage Trust Certificates and Mortgage-Backed Notes (2)	$1,000,000	100%	$1,000,000	$107.00

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Includes Mortgage Pass-Through Certificates, Mortgage Trust Certificates and Mortgage-Backed Notes that may be issuable upon exchange of any exchangeable Mortgage Pass-Through Certificates, Mortgage Trust Certificates or Mortgage-Backed Notes, as described under “Description of the Securities—Exchangeable Securities” in the basic prospectus. Pursuant to Rule 457(i) under the Securities Act of 1933, no additional registration fee is required with respect to these securities.

(3) Previously paid.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, the Prospectus included in this Registration Statement relates to any unsold securities previously registered pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-90550) and the Registration Statement on Form S-3 (Registration Statement No. 333-109318).

EXPLANATORY NOTE

Amendment No. 2 to Form S-3 is being filed for the purpose of filing revised Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

            The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions, are as set forth below. All such expenses, except for the filing fee, are estimated.

Registration fee	$107.00
Printing and engraving	25,000.00*
Legal fees and expenses	150,000.00*
Accounting fees and expenses	60,000.00*
Trustee’s fees and expenses	25,000.00*
Rating Agency Fee	500,000.00*
Miscellaneous	15,000.00*
Total	776,107.00*
______________

* Based on the offering of a single series of certificates.

Item 15. Indemnification of Directors and Officers.

            Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of Long Beach Securities Corp. (the “Depositor”) against certain liabilities, including liabilities under the Securities Act of 1933.

            Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

            Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

            The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

            Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

            The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders for any action taken or for refraining from the taking of any action in good faith or for errors in judgment, except that any such person is not protected against any breach of warranties, representations or covenants or against any specific liability imposed on the Depositor, or any willful misfeasance, bad faith or negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Trust Agreement and related Securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard or obligations and duties.

Item 16. Exhibits

Exhibit		Description of Exhibit

1.1*	—	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of Registration Statement No. 333-131252).

3.1*	—	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-90550).

3.2*	—	By-laws of the Registrant.

4.1*	—	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-131252).

4.2*	—	Form of Indenture (incorporated by reference to Exhibit 4.2 of Registration Statement No. 333-131252).

4.3*	—	Form of Servicing Agreement (incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-131252).

4.4*	—	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 of Registration Statement No. 333-131252).

4.5*	—	Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 4.5 of Registration Statement No. 333-131252).

5.1	—	Opinion of Heller Ehrman LLP with respect to legality.

8.1*	—	Opinion of Heller Ehrman LLP with respect to tax matters.

23.1	—	Consent of Heller Ehrman, LLP (included in Exhibit 5.1 hereto).

24.1*	—	Powers of Attorney (included in signature page hereto).

*		Not filed herewith

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(A) As to Rule 415:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided, further, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in the post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) As to documents subsequently filed that are incorporated by reference:

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) As to indemnification:

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D) As to qualification of trust indentures:

To file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

(E) As to incorporation by reference of subsequent Exchange Act documents by third parties:

That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(F) As to certain information provided through an Internet Web site:

(1) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.

(2) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 31st day of March, 2006.

LONG BEACH SECURITIES CORP., AS DEPOSITOR
By:	/s/ David H. Zielke
David H. Zielke

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas W. Casey*	Director	March 31, 2006

(Thomas W. Casey)

/s/ John F. Robinson*	Director	March 31, 2006

(John F. Robinson)

/s/ Michael J. Giampaolo*	Executive Vice President
(Michael J. Giampaolo)	(Principal Executive Officer)	March 31, 2006

/s/ Stephen Fortunato*	Chief Financial Officer
(Stephen Fortunato)	(Principal Financial Officer)	March 31, 2006

/s/ Rolland Jurgens*	Controller
(Rolland Jurgens)	(Principal Accounting Officer)	March 31, 2006

*By: /s/ David H. Zielke

David H. Zielke

Attorney-in-Fact

Note: Powers of Attorney appointing David H. Zielke to execute the Registration Statement and any amendments thereto on behalf of these above-named individuals were previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit		Description of Exhibit

1.1*	—	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 of Registration Statement No. 333-131252).

3.1*	—	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registration Statement No. 333-90550).

3.2*	—	By-laws of the Registrant.

4.1*	—	Form of Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.1 of Registration Statement No. 333-131252).

4.2*	—	Form of Indenture (incorporated by reference to Exhibit 4.2 of Registration Statement No. 333-131252).

4.3*	—	Form of Servicing Agreement (incorporated by reference to Exhibit 4.3 of Registration Statement No. 333-131252).

4.4*	—	Form of Trust Agreement (incorporated by reference to Exhibit 4.4 of Registration Statement No. 333-131252).

4.5*	—	Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 4.5 of Registration Statement No. 333-131252).

5.1	—	Opinion of Heller Ehrman LLP with respect to legality.

8.1*	—	Opinion of Heller Ehrman LLP with respect to tax matters.

23.1	—	Consent of Heller Ehrman, LLP (included in Exhibit 5.1 hereto).

24.1*	—	Powers of Attorney (included in signature page hereto).

*		Not filed herewith